Exhibit 24.01

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Loews Corporation, a Delaware corporation (the “Corporation”), hereby constitute and appoint MARC A. ALPERT, MARK S. SCHWARTZ and JANE J. WANG, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any amendments thereto.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

/s/ Benjamin J. Tisch	/s/ Jane J. Wang
Benjamin J. Tisch	Jane J. Wang
President, Chief Executive Officer and Director	Senior Vice President and Chief Financial Officer
Date: January 27, 2026	Date: January 27, 2026

/s/ Mark S. Schwartz	/s/ Ann E. Berman
Mark S. Schwartz	Ann E. Berman
Vice President, Chief Accounting Officer and Treasurer	Director
Date: January 27, 2026	Date: January 27, 2026

/s/ Charles D. Davidson	/s/ Charles M. Diker
Charles D. Davidson	Charles M. Diker
Director	Director
Date: January 27, 2026	Date: January 27, 2026

/s/ Paul J. Fribourg	/s/ Walter L. Harris
Paul J. Fribourg	Walter L. Harris
Director	Director
Date: January 27, 2026	Date: January 27, 2026

/s/ Jonathan C. Locker	/s/ Susan P. Peters
Jonathan C. Locker	Susan P. Peters
Director	Director
Date: January 27, 2026	Date: January 27, 2026

/s/ Dino E. Robusto	/s/ Alexander H. Tisch
Dino E. Robusto	Alexander H. Tisch
Director	Director
Date: January 27, 2026	Date: January 27, 2026

/s/ James S. Tisch	/s/ Jennifer VanBelle
James S. Tisch	Jennifer VanBelle
Director	Director
Date: January 27, 2026	Date: January 27, 2026